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Exhibit 5.2

[Letterhead of Tapia Linares y Alfaro]

July 7, 2003

Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
U. S. A.

Registration Statement on Form S-3/F-3

Dear Sirs:

        In connection with the above-captioned Registration Statement on Form S-3/F-3 (the "Registration Statement") filed by Carnival Corporation, a corporation incorporated under the laws of the Republic of Panama (the "Company"), Carnival plc, a public limited company incorporated under the laws of England and Wales ("Carnival plc"), and P&O Princess Cruises International Limited, a private company limited by shares incorporated under the laws of England and Wales ("POPCIL") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of (i) the Company's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) the Company's Warrants (the "Warrants"), (iii) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the "Common Stock"), (iv) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the "Preferred Stock"), (v) trust shares of beneficial interest in the P&O Princess Special Voting Trust ("Trust Shares"), a trust established under the laws of the Cayman Islands, which Trust Shares are paired with the shares of the Company's Common Stock on a one-for-one basis which represent a beneficial interest in a special voting share of Carnival plc (the "Voting Trust Deed"), (vi) a guarantee by Carnival plc of the Company's contractual monetary obligations under the some or all of the Debt Securities pursuant to the Carnival plc Deed of Guarantee between the Company and Carnival plc, dated as of April 17, 2003 (the "Carnival plc Guarantee"), and (vii) a guarantee by POPCIL of the Company's indebtedness and related obligations under some or all of the Debt Securities pursuant to the P&O Princess Cruises International Limited Deed of Guarantee among the Company, Carnival plc and POPCIL, dated as of June 19, 2003 (the "POPCIL Guarantee"). The Preferred Stock, the Debt Securities, Warrants, Common Stock, are hereinafter together referred to as the "Securities". The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

        The Senior Debt Securities are to be issued under an Indenture, dated as of March 1, 1993, between the Company and U.S. Bank National Association (formerly known as First Trust National Association) ("U.S. Bank"), as Trustee (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered between the Company and the Trustee thereunder (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"). The Warrants are to be issued pursuant to either a warrant agreement relating to Warrants to the purchase of Debt Securities or a warrant agreement relating to purchase other types of Warrants, each between the Company, as issuer, and a warrant agent (collectively, the "Warrant Agreements").

        In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) the forms of the Indentures, the Carnival plc Guarantee, the POPCIL Guarantee and the Voting Trust Deed filed as exhibits to the Registration Statement, and (iii) records of certain of the Company's corporate proceedings relating to, among other things, the proposed issuance and sale of the Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

        In rendering the opinion set forth below, we have assumed that (i) the Senior Debt Indenture has been duly authorized by the parties thereto other than the Company, and has been executed and delivered by U.S. Bank, (ii) the Subordinated Debt Indenture shall have been executed and delivered by the parties thereto other than the Company in substantially the form filed as an exhibit to the Registration Statement, (iii) the Senior Debt Indenture does, and the Subordinated Debt Indenture, when so executed and delivered, will, represent a valid and binding obligation of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York, with respect to the Senior Debt Indenture, and the applicable jurisdiction of governing law of the Subordinated Debt Indenture, with respect to the Subordinated Debt Indenture (iv) the Warrant Agreements will be duly authorized, executed and delivered by the parties thereto, (v) the Warrant Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder Warrant Agent under the laws of its jurisdiction of incorporation and the applicable jurisdiction of governing law of such Warrant Agreements, (vi), the Carnival plc Guarantee is a valid and binding obligation of Carnival plc under the laws of its jurisdiction of incorporation and the Isle of Man, has been duly authorized by all necessary corporate action by Carnival plc and duly executed and delivered by Carnival plc, (vii) the POPCIL Guarantee is a valid and binding obligation of Carnival plc and POPCIL under the laws of their jurisdiction and the Isle of Man, has been duly authorized by all necessary corporate action by Carnival plc and POPCIL and duly executed and delivered by Carnival plc and POPCIL, and (viii) the Voting Trust Deed is a valid and binding obligation of The Law Debenture Trust Corporation (Cayman) Limited under the laws of its jurisdiction of incorporation and the Cayman Islands, has been duly authorized by all necessary corporate action by The Law Debenture Trust Corporation (Cayman) Limited and duly executed and delivered by The Law Debenture Trust Corporation (Cayman) Limited. We have also assumed that the Securities, except shares of Common Stock and Preferred Stock, of a particular issuance offered will be duly executed, issued, authenticated and delivered, and sold as described in the Registration Statement.

        Based on the foregoing, we are of the opinion that:

  1.
  The execution and delivery of the Indentures, the Carnival plc Guarantee, the POPCIL Guarantee and the Voting Trust Deed and Warrant Agreements, the performance of the Company's obligations thereunder, the execution, issuance and delivery of the Senior Debt Securities, Subordinated Debt Securities, Trust Shares and Warrants, as applicable, and the performance of the Company's obligations thereunder have been duly authorized by the Company.

  2.
  The Indentures, when duly executed and delivered, and the Senior Debt Securities and Subordinated Debt Securities, as applicable, when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Indenture, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Debt Securities or Convertible Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

  3.
  The Warrant Agreements, when duly executed and delivery, and the Warrants when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Warrant Agreement, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors, rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

  4.
  The shares of Common Stock, when issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a committee thereof, will be duly authorized, validly issued, fully paid and nonassessable and the Trust Shares when issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto and the Voting Trust Deed, will be duly authorized, validly issued, fully paid and nonassessable.

  5.
  The shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors and duly filed in accordance with Panama law and against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock remaining under its Articles of Incorporation, will be validly issued, fully paid and nonassessable.

  6.
  The shares of Common Stock and Preferred Stock issuable upon conversion of the Debt Securities will be duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Debt Securities and conversion of the Debt Securities in accordance with the terms of the Senior Debt Indenture or any Supplement or Officers' Certificate thereto.

  7.
  Neither distributions to the holders of shares of Common Stock or Preferred Stock nor the interest paid on the Debt Securities will be subject to taxation under the laws of Panama. Also, the Company's income will not be subject to significant taxation under the laws of Panama, as long as the Company's income is produced outside the territory of the Republic of Panama.

  8.
  The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

  9.
  The Company has full power and authority under the laws of the Republic of Panama and its Articles of Incorporation to execute, deliver and perform its obligations under the Debt Securities, the Indentures, the Warrant Agreements, the Voting Trust Deed, the Carnival plc Guarantee and the POPCIL Guarantee and to issue and deliver the Common Stock, the Preferred Stock, the Trust Shares and the Debt Securities.

  10.
  The execution, delivery and performance by the Company under the Debt Securities, the Indentures, the Warrant Agreements, the Voting Trust Deed, the Carnival plc Guarantee and the POPCIL Guarantee do not violate the Articles of Incorporation, Bylaws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

        We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

        We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Mario E. Correa

Mario E. Correa

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  Exhibit 5.2
[Letterhead of Tapia Linares y Alfaro]